Exhibit 99.1

IMMEDIATE NEWS RELEASE

Schmitt Industries Announces Second Quarter Fiscal 2019 Operating Results

January 10, 2019	NASDAQ: SMIT

Portland, Oregon – Schmitt Industries, Inc. (NASDAQ: SMIT) today announced its operating results for the second quarter of Fiscal 2019.

Highlights of the three and six months ended November 30, 2018:

•

Balancer segment sales increased $114,634, or 5.1%, to $2,345,480 for the three months ended November 30, 2018 as compared to $2,230,846 for the three months ended November 30, 2017. Balancer segment sales increased $238,569, or 5.5%, to $4,539,812 for the six months ended November 30, 2018 as compared to $4,301,243 for the six months ended November 30, 2017.

•

Measurement segment sales decreased $382,036, or 24.8%, to $1,157,998 for the three months ended November 30, 2018 as compared to $1,540,034 for the three months ended November 30, 2017. Measurement segment sales decreased $149,166, or 5.8%, to $2,404,119 for the six months ended November 30, 2018 from $2,553,285 for the six months ended November 30, 2017.

•

Within the Measurement segment, Xact monitoring revenues continued to grow, increasing 19.0% for the three months ended November 30, 2018 compared to the three months ended November 30, 2017. Xact monitoring revenues increased 17.0% for the six months ended November 30, 2018 as compared to the same period in the prior year.

•

Operating expenses decreased $37,784, or 2.3%, to $1,587,419 for the three months November 30, 2018 from $1,625,203 for the three months ended November 30, 2017, and decreased $128,985, or 4.1%, to $3,041,019 for the six months ended November 30, 2018 compared to $3,170,004 for the six months ended November 30, 2017. These results include non-recurring 2018 proxy and reorganization expenses of $125,280 and $257,330 incurred during the three-month and six-month periods ended November 30, 2018, respectively, that were not incurred during the same periods in the prior year.

Summary data for the three months ended November 30, 2018 and 2017:

	Three Months Ended November 30,
	2018	2017	Change ($)	Change (%)
Total net sales	$3,503,478	$3,770,880	$(267,402)	(7.1%)
Balancer segment	2,345,480	2,230,846	114,634	5.1%
Measurement segment	1,157,998	1,540,034	(382,036)	(24.8%)
Gross margin	38.9%	45.8%
Operating expenses	$1,587,419	$1,625,203	(37,784)	(2.3%)
Net income (loss)	$(255,270)	$103,248	(358,518)
Net income (loss) per fully diluted share	$(0.06)	$0.03

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

Summary data for the six months ended November 30, 2018 and 2017:

	Six Months Ended November 30,
	2018	2017	Change ($)	Change (%)
Total net sales	$6,943,931	$6,854,528	$89,403	1.3%
Balancer segment	4,539,812	4,301,243	238,569	5.5%
Measurement segment	2,404,119	2,553,285	(149,166)	(5.8%)
Gross margin	38.9%	45.6%
Operating expenses	$3,041,019	$3,170,004	(128,985)	(4.1%)
Net income (loss)	$(467,089)	$(30,850)	(436,239)
Net income (loss) per fully diluted share	$(0.12)	$(0.01)

“Although the Company had a challenging quarter in the Measurement segment due to a customer timing shift in the Xact product line and a tough year-over-year comparison in the Acuity line, the core Balancer segment remained strong. Since taking over on December 1, 2018, the newly appointed management team and Schmitt employees have begun to identify processes and practices with a sole focus on increasing the profitability of the Company” commented Michael R. Zapata, Executive Chairman and President of Schmitt Industries. “In furtherance of our announced re-organization, we look forward to communicating expected actions in the coming months,” Zapata added.

About Schmitt Industries

Schmitt Industries, Inc. (the Company) designs, manufactures and sells high precision test and measurement products for two main business segments: the Balancer Segment and the Measurement Segment. For the Balancer Segment, the Company designs, manufactures and sells computer-controlled vibration detection, balancing and process control systems for the worldwide machine tool industry, particularly for grinding machines. The Company also provides sales and service for Europe and Asia through its wholly owned subsidiary, Schmitt Europe Limited (SEL), located in Coventry, England and through its sales representative office located in Shanghai, China. For the Measurement Segment, the Company has two core product lines: the Acuity® product line, which consists of sales of laser and white light sensor distance measurement and dimensional sizing products; and the Xact® product line, which consists of sales of remote tank monitoring products that measure the fill levels of tanks holding propane, diesel and other tank-based liquids and revenues from the related monitoring services associated with the transmission of data from the tanks to a secure web site.

FORWARD-LOOKING STATEMENTS

This document may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations, estimates and projections about the Company’s business that are based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including, but not limited to, general economic conditions and global financial concerns, the volatility of the Company’s primary markets, the ability to develop new products to satisfy changes in consumer demands, the intensity of competition, increased pricing pressure from both competitors and customers, the effect on production time and overall costs of products if any of our primary suppliers are lost or if a primary supplier increases the prices of raw materials or components, the ability to ramp up manufacturing to satisfy increasing demand, maintenance of a significant investment in inventories in anticipation of future sales, existing cash levels which may not be sufficient to fund future growth, fluctuations in quarterly and annual operating results, risks associated with operating a global business including risks from international sales, reduction in demand or loss of significant customers, changes in foreign import tariffs and currency fluctuations including the United Kingdom’s likely exit from the European Union, ability to reduce operating costs if sales decline, attracting and retaining key management and qualified technical and sales personnel, impact resulting from the actions of activist shareholders, changes in effective tax rates, protection of intellectual property rights and the increased costs due to changes in securities laws and regulations.

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

For further information regarding risks and uncertainties associated with the Company’s business, please refer to Schmitt’s SEC filings, including, but not limited to, its Forms 10-K, 10-Q and 8-K.

The forward-looking statements in this release speak only as of the date on which they were made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes to this document made by wire services or internet service providers.

For more information contact:	Ann M. Ferguson, CFO and Treasurer (503) 227-7908 or visit our web site at www.schmitt-ind.com

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

SCHMITT INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	November 30, 2018	May 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$1,299,886	$2,053,181
Restricted cash	56,583	58,352
Accounts receivable, net	2,184,906	2,047,032
Inventories	6,077,054	5,710,888
Prepaid expenses	136,004	148,924
Income taxes receivable	4,435	0

Total current assets	9,758,868	10,018,377

Property and equipment, net	734,687	770,915

Other assets
Intangible assets, net	444,476	496,768

TOTAL ASSETS	$10,938,031	$11,286,060

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,159,569	$1,024,256
Accrued commissions	191,281	194,797
Accrued payroll liabilities	186,488	188,568
Other accrued liabilities	269,402	358,790
Income taxes payable	0	3,993

Total current liabilities	1,806,740	1,770,404

Stockholders’ equity
Common stock, no par value, 20,000,000 shares authorized, 3,994,545 shares issued and outstanding at May 31, 2018 and November 30, 2018	13,094,639	13,085,652
Accumulated other comprehensive loss	(462,570)	(536,307)
Accumulated deficit	(3,500,778)	(3,033,689)

Total stockholders’ equity	9,131,291	9,515,656

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,938,031	$11,286,060

SCHMITT INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED NOVEMBER 30, 2018 AND 2017

(UNAUDITED)

	Three Months Ended November 30,		Six Months Ended November 30,
	2018	2017	2018	2017
Net sales	$3,503,478	$3,770,880	$6,943,931	$6,854,528
Cost of sales	2,140,371	2,044,898	4,241,026	3,729,027

Gross profit	1,363,107	1,725,982	2,702,905	3,125,501

Operating expenses:
General, administration and sales	1,539,495	1,524,443	2,944,858	2,992,787
Research and development	47,924	100,760	96,161	177,217

Total operating expenses	1,587,419	1,625,203	3,041,019	3,170,004

Operating income (loss)	(224,312)	100,779	(338,114)	(44,503)
Other income (expense), net	(24,596)	9,078	(116,247)	26,621

Income (loss) before income taxes	(248,908)	109,857	(454,361)	(17,882)
Provision for income taxes	6,362	6,609	12,728	12,968

Net income (loss)	$(255,270)	$103,248	$(467,089)	$(30,850)

Net loss per common share, basic	$(0.06)	$0.03	$(0.12)	$(0.01)

Weighted average number of common shares, basic	3,994,545	2,995,910	3,994,545	2,995,910

Net loss per common share, diluted	$(0.06)	$0.03	$(0.12)	$(0.01)

Weighted average number of common shares, diluted	3,994,545	3,024,099	3,994,545	2,995,910